SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934


                 Date of earliest event reported: March 31, 2000


                          Stockgroup.Com Holdings, Inc.
             (Exact name of registrant as specified in its charter)


       Colorado                  000-23687                    84-1379282
 (State of Incorporation)   (Commission File Number)    (IRS Identification No.)


     500-750 W. Pender Street, Vancouver, British Columbia, Canada V6C 2T7
               (Address of principal executive offices)(Zip Code)


                                 (604) 331-0995
              (Registrant's telephone number, including area code)


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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. OTHER EVENTS

Financing Arrangement

     On April 3, 2000, Stockgroup.com Holdings, Inc. ("STOCKGROUP") entered into a Convertible Note Purchase Agreement pursuant to which it obtained $3 million in a financing led by Deephaven Capital Management LLC, a subsidiary of Knight/Trimark. Amro International S.A., managed by Rhino Advisors was an additional lender in the funding. Jesup and Lamont Securities Corporation served as the placement agent for the transaction.

     The funding included $3 million of 8% Convertible Notes (the "Notes"), and 5-year Callable Warrants (the "Warrants"). The Notes mature on March 31, 2002 and are convertible into STOCKGROUP common shares only after July 31, 2000. The Notes may only be converted if STOCKGROUP does not make payment on a Noteholder's prepayment request, or if STOCKGROUP seeks to prepay the Notes. The initial conversion price (the "Initial Conversion Price") for the Notes is $3.72, and the exercise price (the "Exercise Price") of the Warrants is $3.30. The Initial Conversion Price and the Exercise Price are subject to adjustment upon the happening of certain events, such as the payment of a stock dividend, or the issuance of warrants at a below market price or at a price below the conversion price. Prepayments on the Notes are subject to a tiered prepayment schedule that increases as the number of days between the closing date and the prepayment date increases, being 105%, 110%, and 115% of principal from days 1-60, 61-120, and after 120 days, respectively. Interest accrues on the Notes at the rate of 8% per annum, and is payable on each conversion date and at maturity. Interest may be paid in the form of cash or registered stock, at STOCKGROUP's option. The lenders have the right to put back to STOCKGROUP up to 25% of the unconverted amount of the Notes during any 30 day period after July 31, 2000. Upon the lenders' exercise of such right, STOCKGROUP has the option of prepaying the portion of the Notes sought to be converted, such prepayment to be in accordance with the tiered prepayment schedule set forth above. If STOCKGROUP does not make such a prepayment within 10 days after its receipt of a "put" notice, the conversion rate of the Notes changes to the lesser of (a) the Initial Conversion Price, and (b) 88% of the 5 lowest closing prices of STOCKGROUP's common shares during the 30 trading days prior to the date of conversion.

     The Warrants permit the holders to acquire up to 181,818 STOCKGROUP common shares. STOCKGROUP has agreed to file a registration statement covering these shares, and the shares underlying the Notes. The Warrants may be called by STOCKGROUP, at a purchase price of $.01 per underlying share, if STOCKGROUP's common shares trade at the level of 175% of the Initial Conversion price of $3.72 for any 20 consecutive trading days after the effective date of the registration statement, provided that the holders have the right to exercise the warrants within 30 days after their receipt of such a call.

     The placement agent in the transaction received a fee of $120,000 and Warrants to purchase 90,909 common shares on the same terms as the Warrants issued to the lenders.


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     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Stockgroup.com Holdings, Inc.
                                                  (Registrant)

Dated:  April 14, 2000                  By: /s/  MARCUS A. NEW
                                          --------------------------------------
                                          Marcus A. New, Chief Executive Officer


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EXHIBIT INDEX

Exhibit No.                              Exhibit

   4.1                      Convertible Note Purchase Agreement

   4.2                      8% Convertible Note

   4.3                      Callable Warrant

   4.4                      Registration Rights Agreement

   99.1                     Press Release